BECKSTEAD AND WATTS, LLP
CERTIFIED PUBLIC ACCOUNTANTS

                                                          3340 Wynn Rd., Ste. B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                               702.362.0540 fax

                                 April 21, 2004


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Re:      World Information Technology, Inc.
         Commission File No. 0-49795

Ladies and Gentlemen:

         We have reviewed Items 4(a) and 4(b) of an amendment to a current report on Form 8-K to be filed by World Information Technology, Inc., amending its earlier report that reported an event of January 20, 2004. Assuming that the Form 8-K is filed in the form we reviewed it, we agree with the statements made therein regarding this firm and its prior relationship with World Information Technology. We have no knowledge with respect to the relationship between World Information Technology and the other auditors named therein.


                                        Respectfully submitted

                                        /s/ Beckstead and Watts, LLP
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                                        BECKSTEAD AND WATTS, LLP